                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                 Amendment No. 1
                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




        Date of Report (Date of earliest event report): January 31, 1999





                       ELECTRONIC TRANSMISSION CORPORATION
             (Exact name of registrant as specified in its charter)




          Delaware                       0-22135                 75-2578619
(State or other jurisdiction     (Commission File Number)      (IRS Employer
       of incorporation)                                     Identification No.)


           5025 Arapaho Road
              Suite 501
            Dallas, Texas                                        75248
(Address of principal executive offices)                      (ZIP Code)



                                     (972) 980-0900
                  (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OF ASSETS

The first sentence of the fourth paragraph of Item 2 of the initial report on Form 8-K is amended to read as follows:

         As part of the transaction, Robert Fortier received 3,538,306 shares of unregistered Company $.001 par value common stock, which is 42% of the outstanding common stock of the Company.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Financial statements of Health Plan Initiatives, Inc. were not available at the time of filing of the initial report on February 16, 1999. The financial statements were due not later than sixty (60) days after the initial report must be filed (April 16, 1999). The following financial statements are submitted as part of this amended report:

         Independent Auditors Report

         Audited Financial Statements for Health Plan Initiatives, Inc. for the Years Ended December 31, 1998, and 1997.

         Unaudited ProForma Consolidated Financial Statements for Electronic Transmission Corporation.




                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  ELECTRONIC TRANSMISSION CORPORATION,
                                  A TEXAS CORPORATION


                                  By:       /s/  Brian Schoonmaker
                                     -------------------------------------------
                                        Brian Schoonmaker, Executive Vice
                                       President and Chief Operating Officer

                                  Date: April 14, 1999

                          HEALTH PLAN INITIATIVES, INC.

                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                          HEALTH PLAN INITIATIVES, INC.
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997



                                TABLE OF CONTENTS


Report of Independent Auditors.............................................................1

Financial Statements:

         Balance Sheets....................................................................2

         Statements of Operations..........................................................3

         Statements of Stockholder's Equity (Deficit)......................................4

         Statements of Cash Flows..........................................................5

Notes to Financial Statements..............................................................6

                         REPORT OF INDEPENDENT AUDITORS



To the Board of Directors
Health Plan Initiatives, Inc.

We have audited the accompanying balance sheets of Health Plan Initiatives, Inc. as of December 31, 1998 and 1997, and the related statements of operations, Stockholder's equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Health Plan Initiatives, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.





Whitley Penn
Fort Worth, Texas
April 5, 1999

                          HEALTH PLAN INITIATIVES, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1997



                                                                       1998         1997
                                                                    ---------    ---------

ASSETS
Current assets:
   Cash and cash equivalents                                        $   4,632    $  77,222
   Accounts receivable                                                407,328      211,711
                                                                    ---------    ---------
Total current assets                                                  411,960      288,933

Investments                                                            26,100           --

Property and equipment:
   Computer equipment                                                 164,249      150,228
   Office equipment                                                    12,000       12,000
   Furniture                                                           22,296       19,707
   Less accumulated depreciation                                     (118,982)     (59,845)
                                                                    ---------    ---------
Total property and equipment                                           79,563      122,090
                                                                    ---------    ---------

   Other assets (net of accumulated amortization of $0 and $4,189
   at December 31, 1998 and 1997, respectively)                            --        9,811
                                                                    ---------    ---------

Total assets                                                        $ 517,623    $ 420,834
                                                                    =========    =========

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Current liabilities -
   Bank overdraft                                                   $   4,607    $      --
   Accounts payable                                                   395,006       90,782
   Line of credit                                                      78,244           --
   Current portion of long-term debt                                   71,857       68,031
                                                                    ---------    ---------
Total current liabilities                                             549,714      158,813

Long-term debt:
   Note payable Healthcorp International (Notes D)                     83,869      151,900
   Less current portion                                               (71,857)     (68,031)
                                                                    ---------    ---------
                                                                       12,012       83,869
Commitments (Note E)

Stockholder's equity (deficit):
     Common stock, $1.00 par value; 1,000,000 shares authorized;
     1,000 shares issued and  outstanding                               1,000        1,000
   Additional paid-in capital                                          81,215       81,215
   Retained earnings/(deficit)                                       (126,318)      95,937
                                                                    ---------    ---------
Total stockholder's equity (deficit)                                  (44,103)     178,152
                                                                    ---------    ---------

Total liabilities and Stockholder's equity (deficit)                $ 517,623    $ 420,834
                                                                    =========    =========


See accompanying notes.

                          HEALTH PLAN INITIATIVES, INC.
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997



                                             1998           1997
                                         -----------    -----------
Revenue:
   Service revenues                      $ 1,518,492    $   699,031

Costs and expenses:
   Cost of revenues                          439,161        104,444
   Selling, general and administrative     1,056,705        268,973
   Depreciation and amortization              60,546         56,317
                                         -----------    -----------
     Total expenses                        1,556,412        429,734
                                         -----------    -----------

Income/(loss) from operations                (37,920)       269,297

Other income (expense):
   Interest income                             1,727             --
   Other                                      (8,400)            --
                                         -----------    -----------
     Total other income (expenses)            (6,673)            --
                                         -----------    -----------

Net income/(loss)                        $   (44,593)   $   269,297
                                         ===========    ===========


See accompanying notes.
                                       5

                          HEALTH PLAN INITIATIVES, INC.
                  STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997



                                                      ADDITIONAL      Retained
                                         COMMON        PAID-IN        Earnings/
                                         STOCK         CAPITAL        (Deficit)         Total
                                      ------------   ------------   ------------    ------------

Balance at December 31, 1996          $      1,000   $     81,215   $        229    $     82,444

Net income                                      --             --        269,297         269,297

Stockholder's distributions                     --             --       (173,589)       (173,589)
                                      ------------   ------------   ------------    ------------

Balance at December 31, 1997                 1,000         81,215         95,937         178,152

Net loss                                        --             --        (44,593)        (44,593)

Stockholder's distributions                     --             --       (177,662)       (177,662)
                                      ------------   ------------   ------------    ------------

Balance at December 31, 1998          $      1,000   $     81,215   $   (126,318)   $    (44,103)
                                      ============   ============   ============    ============




See accompanying notes.
                                       6

                          HEALTH PLAN INITIATIVES, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997



                                                                         1998          1997
                                                                     ----------    ----------
Cash flows from operating activities:
    Net income/(loss)                                                $  (44,593)   $  269,297
    Adjustments to reconcile net income to net cash provided by operations:
     Depreciation and amortization                                       60,546        56,317
     Loss on disposal of asset                                            8,400            --
     (Increase) decrease in operating assets:
       Accounts receivable                                             (195,617)     (158,862)
       Investments                                                      (26,100)           --
     Increase (decrease) in operating liabilities:
       Bank overdraft                                                     4,607            --
       Accounts payable                                                 304,224        88,696
                                                                     ----------    ----------
Net cash provided by operating activities                               111,467       255,448

Cash flows from investing activities:
   Purchases of property and equipment                                  (16,609)       (7,502)
                                                                     ----------    ----------
Net cash used by investing activities                                   (16,609)       (7,502)

Cash flows from financing activities:
   Advances on line of credit                                            80,406            --
   Repayment on line of credit                                           (2,162)           --
   Repayments on long-term debt                                         (68,030)       (9,131)
   Stockholder's distributions                                         (177,662)     (173,589)
                                                                     ----------    ----------
Net cash used by financing activities                                  (167,448)     (182,720)
                                                                     ----------    ----------

Increase/(decrease) in cash and cash equivalents                        (72,590)       65,226

Cash and cash equivalents at beginning of year                           77,222        11,996
                                                                     ----------    ----------

Cash and cash equivalents at end of year                             $    4,632    $   77,222
                                                                     ==========    ==========

Supplemental disclosures:
   Cash paid for interest                                            $      883    $       --
   Cash paid for income taxes                                        $       --    $       --

Supplemental schedule of non-cash investing and financing
   activities:
   Issuance of note payable                                          $       --    $  161,031
   Purchase of property and equipment                                        --      (161,031)




See accompanying notes.
                                       7

                          HEALTH PLAN INITIATIVES, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


A.   Nature of Business

Health Plan Initiatives, Inc. (the "Company") was organized and chartered in March 1995 in the state of Texas as a corporation for the purpose of developing network contracts between physician groups, health insurance providers and employer groups. These arrangements are commonly referred to as Preferred Provider Organizations ("PPO's"). The company also provides back office support to self-insured companies, third party administrators that pay claims for self-insured companies and other medical provider networks or cost containment companies providing services to self-insured companies. The Company's customers are located throughout the United States. The Company's corporate offices are located in Hurst, Texas.


B.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the Company's significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

BASIS OF ACCOUNTING

The accounts are maintained and the financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

RECOGNITION OF REVENUE

The Company recognizes revenue when services are performed. Expenses are recognized in the period in which incurred.

CASH AND CASH EQUIVALENTS

The Company considers all short-term investments (certificates of deposits) purchased with an original maturity of three months or less and money market funds to be cash equivalents. The Company's cash and cash equivalents at December 31, 1998 and 1997 were as follows:



                                         1998                  1997
                                      ----------           -----------

Money Market Funds                    $    4,632           $         -


                          HEALTH PLAN INITIATIVES, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


B.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

ACCOUNTS RECEIVABLE

The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made by management.

DEPRECIATION

Depreciation of property and equipment is provided on a straight-line basis over the estimated lives of the assets. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. The cost of assets sold or abandoned and the related accumulated depreciation are eliminated from the accounts and the net amount, less proceeds from disposal, is charged or credited to income.

Estimated useful lives are as follows:



        CLASS OF ASSET                        ESTIMATED LIFE
--------------------------------              --------------

Office Equipment                                 5 years
Computer Equipment                               3 years
Furniture                                        5 years

INCOME TAXES

The Company has elected to be taxed under the provision of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the stockholder is liable for individual federal income taxes on his respective shares of the corporate income. Accordingly, no provision has been made for federal income tax in the accompanying financial statements.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of cash and cash equivalents, receivables and accounts payable approximates fair value due to the short maturity of these instruments.


C.   CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to credit risk include cash on deposit with one financial institution amounting to approximately $109,300 at December 31, 1998, which was insured for up to $100,000 by the U.S. Federal Deposit Insurance Corporation. However, outstanding checks, which represent transfers of funds to insurance carriers, against these cash balances at December 31, 1998, totaled approximately $83,100. As these outstanding checks are cleared through the financial institutions, the Company's credit risk will be reduced to within insured levels.

                          HEALTH PLAN INITIATIVES, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


D.   NOTE PAYABLE HEALTHCORP INTERNATIONAL

The Company has issued an unsecured note payable to Healthcorp International for the purchase of property equipment. The note is dated October 21, 1996, requires monthly payments of $5,988 and bears no interest.


E.   LINE OF CREDIT

The Company has a $100,000 revolving line of credit with Chase Bank Hurst, Texas dated February 1998, which expires February 2003 at which time any outstanding balance is due. The revolving line of credit bears interest at prime plus 1.5% (prime was 7.75% at December 31, 1998). The interest rate is reviewed quarterly for changes. The amount outstanding on this line of credit at December 31, 1998 was $78,244.


F.   COMMITMENTS AND CONTINGENCIES

The Company leases its offices, automobiles and certain office equipment under noncancelable operating lease agreements. The term of the office lease is from May 1997 to May 2000 at a monthly rate of $1,963. The term of auto leases range from March 1998 to March 2002 at monthly rates that range from $653 to $1,126 per month. The term of the office equipment leases is from October 1996 to August 2000 at rates that range from $205 to $361 per month.

Future minimum rental commitments at December 31, 1998 are as follows:


   YEAR ENDING

       1999           $  71,800
       2000              51,900
       2001              47,000
       2002              19,200
                      ---------

                      $ 189,900
                      =========

The Company is subject to legal proceedings and claims, which arise, in the ordinary course of its business. In the opinion of management the ultimate liability, if any, with respect to these actions will not have a material affect the operations or financial position of the Company.

                          HEALTH PLAN INITIATIVES, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


G.   ECONOMIC DEPENDENCY

The Company has one customer that accounted for approximately 68% of the Company's service revenues. Accounts receivable included $288,273 relating to this customer at December 31, 1998.


H.   SUBSEQUENT EVENTS

Effective January 31, 1999, 100% of the Company's outstanding common stock was acquired by Electronic Transmission Corporation. As a result, the Company is now a 100% owned subsidiary of Electronic Transmission Corporation.

               ELECTRONIC TRANSMISSION CORPORATION AND SUBSIDIARY
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1998



                                                                                                        Pro Forma
                                                                        Historical          HPI         Adjustments     Pro Forma
                                                                       ------------    ------------     -----------   ------------
                                                     ASSETS
Current assets:
       Cash and cash equivalents                                       $    122,039    $     26,125    $         --   $    148,164
       Accounts receivable                                                  181,446         407,328                        588,774
       Current portion, capital lease receivable                              2,417              --                          2,417
       Prepaid assets                                                        55,797              --                         55,797
       Net assets of discontinued operations                                     --              --                             --
                                                                       ------------    ------------    ------------   ------------
            Total current assets                                            361,699         433,453              --        795,152
                                                                       ------------    ------------    ------------   ------------


Property and equipment, net                                                 320,736          79,563                        400,299

Other assets                                                                  6,749              --         341,103        347,852
                                                                       ------------    ------------    ------------   ------------
                                                                       $    689,184    $    513,016    $    341,103   $  1,543,303
                                                                       ============    ============    ============   ============


                                  LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
       Accounts payable and accrued liabilities                        $    410,954    $    395,006    $         --   $    805,960
       Notes payable and convertible debentures                             280,318          78,244                        358,562
       Current portion, capital lease obligations                            53,963          71,857                        125,820
       Net liabilities of discontinued operations                           141,317              --                        141,317
                                                                       ------------    ------------    ------------   ------------
            Total current liabilities                                       886,552         545,107              --      1,431,659

Long-term capital lease obligations                                         126,520          12,012                        138,532
                                                                       ------------    ------------    ------------   ------------
            Total liabilities                                             1,013,072         557,119              --      1,570,191
                                                                       ------------    ------------    ------------   ------------

Commitments and contingencies                                                    --              --              --             --

Stockholders' equity (deficit):
       Preferred stock, $1 par value, 2,000,000 shares
            authorized; no shares issued                                         --              --              --             --
       Common stock, .001 par value, 20,000000
            shares authorized; 3,996,924 shares
             issued and outstanding                                           4,927           1,000           2,709          8,636
       Additional paid-in-capital                                         7,793,590          81,215         212,076      8,086,881
       Accumulated deficit                                               (8,122,405)       (126,318)        126,318     (8,122,405)
       Accumulated other comprehensive income                                    --              --              --             --
                                                                       ------------    ------------    ------------   ------------
            Total stockholders' equity (deficit)                           (323,888)        (44,103)        341,103        (26,888)
                                                                       ------------    ------------    ------------   ------------
                                                                       $    689,184    $    513,016    $    341,103   $  1,543,303
                                                                       ============    ============    ============   ============





   See accompanying notes to unaudited pro forma consolidated balance sheet.

               ELECTRONIC TRANSMISSION CORPORATION AND SUBSIDIARY
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998




                                                                                           Pro Forma
                                                         Historical          HPI          Adjustments       Pro Forma
                                                       -------------    -------------    -------------    -------------

Service revenues                                       $   2,467,010    $   1,518,492    $          --    $   3,985,502

Costs and expenses:
     Costs of revenues                                     1,300,658          439,161                         1,739,819
     Selling, general and administrative                   1,656,125        1,056,705           34,110        2,746,940
     Depreciation and amortization                           264,757           60,546                           325,303
                                                       -------------    -------------    -------------    -------------
         Total costs and expenses                          3,221,540        1,556,412           34,110        4,812,062
                                                       -------------    -------------    -------------    -------------

Loss from operations                                        (754,530)         (37,920)         (34,110)        (826,560)

Other income (expense):
     Interest expense, net                                  (131,301)              --                          (131,301)
     Other income                                                956           (6,673)                           (5,717)
                                                       -------------    -------------    -------------    -------------
         Total other income                                 (130,345)          (6,673)              --         (137,018)
                                                       -------------    -------------    -------------    -------------
Loss from continuing operations                             (884,875)         (44,593)         (34,110)        (963,578)
Loss from discontinued operations                           (158,233)        (158,233)
                                                       -------------    -------------    -------------    -------------
Net loss                                               $  (1,043,108)   $     (44,593)   $     (34,110)   $  (1,121,811)
                                                       =============    =============    =============    =============



Basic loss per common share:
         Loss from continuing operations               $       (0.23)                                     $       (0.25)
                                                       =============                                      =============
         Net loss                                      $       (0.27)                                     $       (0.29)
                                                       =============                                      =============

Diluted loss per common share:
         Loss from continuing operations               $       (0.44)                                     $       (0.53)
                                                       =============                                      =============
         Net loss                                      $       (0.52)                                     $       (0.61)
                                                       =============                                      =============








                 See accompanying notes to unaudited pro forma
                     consolidated statement of operations.

              ELECTRONIC TRANSMISSION CORPORATION AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS



On January 31, 1999, Electronic Transmission Corporation (the "Company") acquired 100% of the outstanding common stock of Health Plan Initiatives, Inc. ("HPI"). The Company issued 3,538,306 shares of common stock for HPI. This acquisition has been accounted for using the purchase method of accounting. The following Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 1998 gives effect to the transaction as if it had occurred at that date. The Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1998 gives effect to the transaction as if it had occurred on January 1, 1998.

The Unaudited Pro Forma Consolidated Financial Statements are presented for informational purposes only and are not necessarily indicative of the results of operations that would have been achieved had the transaction been completed at January 1, 1998, nor are they indicative of the Company's future results of operations.

The Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the historical financial statements of the Company and the related notes thereto.

              ELECTRONIC TRANSMISSION CORPORATION AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS



1.       BASIS OF PRESENTATION

         On January 31, 1999, Electronic Transmission Corporation ("The Company") acquired 100% of the outstanding common stock of Health Plan Initiatives, Inc. ("HPI"). The Company issued 3,538,306 shares of common stock for HPI. This acquisition has been accounted for using the purchase method of accounting. The following Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 1998 gives effect to the transaction as if it had occurred at that date. The Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1998 gives effect to the transaction as if it had occurred on January 1, 1998.

         The Unaudited Pro Forma Consolidated Financial Statements are presented for informational purposes only and are not necessarily indicative of the results of operations that would have been achieved had the transaction been completed on January 1, 1998, nor are they indicative of the Company's future results of operations.

         The Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the historical financial statements of the Company and the related notes thereto.

         A preliminary allocation of the purchase price of HPI has been made to major categories of assets and liabilities in the accompanying pro forma financial statements based on available information. The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the amounts included herein. These pro forma adjustments represent the Company's preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts reflected in the forecasted financial statements are subject to change, and the final amounts may differ substantially.

2.       ALLOCATION OF PURCHASE PRICE

         The acquisition of HPI was accounted for by the purchase method of accounting. Under purchase accounting, the total purchase price was allocated to the tangible and intangible assets and liabilities of HPI based upon their respective estimated fair values as of the closing date based upon valuations and other analyses. The estimated purchase price and preliminary adjustments to the historical book value of HPI are as follows:

              ELECTRONIC TRANSMISSION CORPORATION AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS



2.       ALLOCATION OF PURCHASE PRICE (CONTINUED)


         Purchase price, based on value
           of common stock issued                           $   297,000

         Book value of net liabilities acquired                  44,000
                                                            -----------
         Purchase price in excess of net liabilities
           acquired                                         $   341,000
                                                            ===========

         Preliminary allocation of purchase price in excess of net liabilities acquired:

         Goodwill                                           $   341,000
                                                            ===========


3.       DEPRECIATION AND AMORTIZATION

         Depreciation and amortization was increased by $34,110 for the year ended December 31, 1998 as a result of the purchase adjustments. Goodwill is being amortized over its estimated useful life of ten years.